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                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[X ]  Definitive Additional Materials
[  ]  Soliciting Material Under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMUNITY FINANCIAL CORP.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

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                                                    COMMUNITY
                                                FINANCIAL CORP.



MEMO


TO:       All Community Financial Corp. Employees

FROM:     Wayne H. Benson

DATE:     3/17/00

RE:       Annual Meeting Voting Procedures

________________________________________________________________

As you know, this year's annual meeting involves a proxy contest started by a dissident, Barrett Rochman, who is seeking two seats on your Company's Board of Directors. Your Board is unanimously opposed to Mr. Rochman. If you are a Community Financial stockholder, you can expect to receive multiple mailings from both Community Financial and Barrett Rochman. You should be aware that Community Financial stockholders may also receive telephone calls from the dissident or his proxy solicitors seeking your vote. Don't be bothered by these calls. Your Company will also actively be soliciting votes and we have a team of experts assisting us.

Since many employees have asked about voting at this year's annual meeting, to assist you we have summarized some of the important rules. TO SUPPORT YOUR BOARD OF DIRECTORS,
REMEMBER THESE TWO SIMPLE RULES:

     1. Community Financial will be using a WHITE proxy card. When you receive it in the mail, please sign, date, and mail your Community Financial WHITE proxy card in the envelope provided.

     2. Mr. Rochman is using a BLUE CARD which you may also receive in the mail. To support Community
          Financial's Board of Directors, simply throw it away. In a proxy contest, only the latest dated proxy card will count, so do not sign a BLUE CARD -- not even to vote against the B. Rochman nominees -- or you will cancel your earlier Community Financial vote.

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Some employees may hold stock in multiple accounts.  To
ensure that your shares are properly voted, please adhere carefully to the following:

1.  COMMUNITY FINANCIAL ESOP AND 401(K) PLAN:

    If you are a Community Financial ESOP or 401(K) Plan participant, you will receive a WHITE voting instruction card in the mail, specifically for your ESOP shares or shares of Company stock held by the 401(K) Plan. These voting instruction cards must be returned to the independent tabulator. To support your Board, simply mark, sign, date, and promptly mail your WHITE card in the envelope provided. Do not bring these cards to the meeting or your vote will not be counted.

2.  STOCK FOR WHICH YOU HOLD A COMMUNITY FINANCIAL CERTIFICATE:

    You will also receive Community Financial WHITE proxy cards for these shares. Please sign, date, and mail your WHITE proxy card immediately upon receipt.

3.   STREET NAME STOCK:

     Finally, proxy cards (or voting instruction forms) will be distributed for Community Financial shares held in "street" name. This includes all shares deposited in a bank or brokerage account (your banker or broker holds your stock certificate). Only your banker or broker can vote on your behalf and only after receiving your instructions. Please
                ----
     immediately sign, date, and mail your WHITE proxy card (or voting instruction form) in the envelope provided by your banker or broker. PLEASE DO SO FOR EACH SEPARATE ACCOUNT YOU MAINTAIN. Do not bring these cards to the meeting or your vote will not count.

     Remember, under no circumstances should you execute a BLUE card if you want to support your Board of Directors. Please discard them upon receipt. TO SUPPORT YOUR BOARD -- SIGN, DATE, AND MAIL YOUR COMMUNITY FINANCIAL WHITE PROXY CARD.

     Thank you for your careful attention. Please call me at 618-395-8676 if you have any questions.

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